Exhibit 20.7
Page 1 of 3

               Navistar Financial 1996 - B Owner Trust
                             For the Month of July
                     Distribution Date of August 20, 1997
                           Servicer Certificate #10

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $368,219,179.65
Beginning Pool Factor                                           0.7568625

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,309,840.70
     Interest Collected                                     $3,020,622.24

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $945,754.63
Total Additional Deposits                                     $945,754.63

Repos / Chargeoffs                                            $847,658.24
Aggregate Number of Notes Charged Off                              109

Total Available Funds                                      $14,953,195.48

Ending Pool Balance                                       $356,384,702.80
Ending Pool Factor                                              0.7325371

Servicing Fee                                                 $306,849.32

Repayment of Servicer Advances                                $323,022.09

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,674,210.78
     Target Percentage                                              10.00%
     Target Balance                                        $35,638,470.28
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                      ($56,555.56)
     Ending Balance                                        $10,617,655.22

Current Weighted Average APR:                                      10.065%
Current Weighted Average Remaining Term (months):                   40.50

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days            $2,095,426.12    1,710
                                31 - 60 days             $642,323.58      464
                                60+  days                $428,958.55      138

     Total:                                            $3,166,708.25    1,717

     Balances:                  60+  days              $8,970,993.38      138

Memo Item - Reserve Account
     Prior Month                                       $9,730,147.26
+    Invest. Income                                       $56,555.56
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account            $887,507.96
     Beginning Balance                                $10,674,210.78

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  July

                                                                                       NOTES
                                                                                                       CLASS B          CLASS C
                                TOTAL           CLASS A - 1        CLASS A - 2      CLASS A - 2      CERTIFICATES     CERTIFICATES
                            $486,507,362.75   $106,500,000.00   $111,900,000.00   $236,500,000.00   $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                            0.00%            93.50%             0.00%            3.50%            3.00%
     Coupon                                              5.49%             5.93%             6.33%            6.50%            7.45%

Beginning Pool Balance      $368,219,179.65
Ending Pool Balance         $356,384,702.80

Collected Principal          $10,986,818.61
Collected Interest            $3,020,622.24
Charge - Offs                   $847,658.24
Liquidation
   Proceeds / Recoveries        $945,754.63
Servicing                       $306,849.32
Cash Transfer
  from Reserve Account         ($887,507.96)
Total Collections Available
  for Debt Service           $13,758,838.20

Beginning Balance           $368,219,179.65             $0.00   $100,878,048.80   $236,500,000.00   $16,615,403.44   $14,225,727.41

Interest Due                  $1,924,361.35             $0.00       $498,505.69     $1,247,537.50       $90,000.10       $88,318.06
Interest Paid                 $1,924,361.35             $0.00       $498,505.69     $1,247,537.50       $90,000.10       $88,318.06
Principal Due                $11,834,476.85             $0.00    $11,065,235.85             $0.00      $414,206.69      $355,034.31
Principal Paid               $11,834,476.85             $0.00    $11,065,235.85             $0.00      $414,206.69      $355,034.31

Ending Balance              $356,384,702.80             $0.00    $89,812,812.95   $236,500,000.00   $16,201,196.75   $13,870,693.10
Note / Certificate Pool Factor                         0.0000            0.8026            1.0000           0.9514           0.9514
   (Ending Balance / Original Pool Amount)
Total Distributions          $13,758,838.20             $0.00    $11,563,741.54     $1,247,537.50      $504,206.79      $443,352.37

Interest Shortfall                    $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
Principal Shortfall                   $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
     Total Shortfall                  $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
      (required from Reserve)
Excess Servicing                      $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve
  Account Balance            $10,674,210.78
(Release) / Draw                ($56,555.56)
Ending Reserve Acct Balance  $10,617,655.22

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                 5                4                 3                 2                1
                             Feb-97            Mar-97           Apr-97            May-97            Jun-97           Jul-97
Beginning Pool Balance  $436,095,079.95   $420,468,686.42   $403,347,664.99   $390,783,947.09   $379,446,408.45   $368,219,179.65

A)   Loss Trigger:
Principal of Contracts
  Charged Off               $878,067.63       $827,898.12     $1,257,545.15       $872,581.99       $847,804.26       $847,658.24
Recoveries                  $440,053.06       $601,423.50       $750,115.55       $545,528.41       $786,549.19       $945,754.63

Loss Trigger - Reserve Account Balance                           Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)     $2,958,025.26          Total Charged off (Months 1 - 6)                 $5,531,555.39
     Total Recoveries (Months 3, 2, 1)      $2,277,832.23          Total Recoveries (Months 1 - 6)                  $4,069,424.34
     Net Loss / (Recoveries) for 3 Mos        $680,193.03(a)       Net Loss/(Recoveries) for 6 Mos.                 $1,462,131.05(c)

Total Balance (Months 5, 4, 3)          $1,214,600,298.50(b)       Total Balance (Months 1 - 6)                 $2,398,360,966.55(d)

Loss Ratio Annualized  [(a/b) * (12)]              0.6720%         Loss Ratio Annualized [(c/d) (12)]                     0.73157%

Trigger:  Is Ratio > 1.5%                                          Trigger:  Is Ratio > 6.0%                                   No

                                                                                  May-97            Jun-97              Jul-97

B)   Delinquency Trigger:                                                       $7,449,147.86     $9,915,722.93     $8,970,993.38
     Balance delinquency 60+ days                                                     1.90621%          2.61321%          2.43632%
     As % of Beginning Pool Balance                                                   1.29397%          1.83089%          2.31858%
     Three Month Average

Trigger:  Is Average > 2.0%                           Yes

C)   Noteholders Percent Trigger:                  2.1824%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer